SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 13, 2015

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)	Amendments to Bylaws

On January 13, 2015, the amended and restated bylaws (as amended, the “Amended Bylaws”) of Vertical Computer Systems, Inc., a Delaware corporation (the “Company “) became effective, having been approved by the Board of Directors (the “Board”) of the Company (as amended, the “Amended Bylaws”). The following are material provisions of the Amended Bylaws that modified or amended the provisions of the prior bylaws of the Company (the “Prior ByLaws”):

•	The Amended ByLaws provide for, amongst other things, advance notice requirements for stockholder proposals. The Prior ByLaws did not provide for any mechanism for shareholders to submit formal proposals in accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board believes that advance notice requirements are in the best interests of both the stockholders and the Company.
•	The Amended Bylaws also provide for a Board ranging from one to six directors, as determined by the Board. The Prior ByLaws did not provide for a range with respect to the size of the Board and permitted the stockholders to determine the size of the Board at any annual meeting.

The foregoing description of the Amended ByLaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended ByLaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01	ANNUAL SHAREHOLDER MEETING.

The Board also resolved that an Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) be held on February 25, 2015, commencing at 11:00 a.m., local time, at 101 W. Renner Road, Richardson, Texas. Subject to the required approval of the SEC, the Notice of Meeting and the Proxy Statement should be mailed on or after January 25, 2015 to the stockholders of record as of January 5, 2015 (the “Record Date”). All stockholders who hold or own the Company’s common stock or Series A Preferred Stock as of the Record Date are entitled to receive notice of and to vote at the Annual Meeting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Vertical Computer Systems, Inc. dated as of January 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.
(Registrant)

Date: January 15, 2015	By:	/s/ Richard Wade
Richard Wade
President/CEO